UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12

NUVEEN CHURCHILL DIRECT LENDING CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! 2025 Annual Meeting Vote by May 28, 2025 11:59 p.m. ET You invested in NUVEEN CHURCHILL DIRECT LENDING CORP. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 29, 2025 at 10:30 a.m., Eastern Time. Vote Virtually at the Annual Meeting* May 29, 2025 10:30 a.m., Eastern Time Virtually at: www.virtualshareholdermeeting.com/NCDL2025 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V68606-P29413 NUVEEN CHURCHILL DIRECT LENDING CORP. 375 PARK AVENUE, 9TH FLOOR NEW YORK, NY 10152 NUVEEN CHURCHILL DIRECT LENDING CORP. Get informed before you vote View the Notice of the Annual Meeting, the Proxy Statement and the Annual Report on Form 10-K online at www.ProxyVote.com, OR you can receive a free paper or email copy of the material(s) by requesting prior to May 15, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings” Voting Items Board Recommends V68607-P29413 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the Annual Meeting. Please follow the instructions on the reverse side to vote these important matters. 1. The election of the following persons as directors, who will each serve as a director of Nuveen Churchill Direct Lending Corp.’s (the “Company”) board of directors until 2028, or until their respective successor is duly elected and qualified. Class II directors (term ending at the Annual Meeting): For 01) Reena Aggarwal 02) James Ritchie 2. Approval of a proposal to authorize the Company, subject to the approval of the Company’s board of directors, to sell or otherwise issue shares of its common stock during the next year at a price below the Company’s then current net asset value per share, subject to certain conditions as set forth in the proxy statement. For